SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:

[_]CONFIDENTIAL,  FOR  USE  OF  THE
COMMISSION  ONLY  (AS  PERMITTED  BY

[ ]Preliminary  Proxy  Statement               RULE  14A-6(E)(2))

[X]Definitive  Proxy  Statement

[_]Definitive  Additional  Materials

[_]Soliciting  Material  Pursuant  to  (S)240.14a-11(c)  or  (S)240.14a-12

                                  PIXTECH, INC.
                                  -------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME  OF  PERSON(S)  FILING  PROXY  STATEMENT,  IF  OTHER  THAN THE REGISTRANT)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]No  fee  required.

[_]Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:
     ---------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
     ------------------------------------------------------------------------

     (3)  Per  unit  price  or  other  underlying  value of transaction computed
     ---------------------------------------------------------------------------
     pursuant to Exchange Act Rule 0-11 (Set forth  the  amount  on  which  the
     ---------------------------------------------------------------------------
     filing fee is  calculated  and  state  how  it  was  determined):
     -----------------------------------------------------------------

     (4)  Proposed  maximum  aggregate  value  of  transaction:
     ----------------------------------------------------------

     (5)  Total  fee  paid:
     ----------------------

[_]Fee  paid  previously  with  preliminary  materials.

     [_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

Notes:

     PIXTECH,  INC.


     NOTICE  OF  SPECIAL  MEETING  OF  STOCKHOLDERS

     The 2000 Special Meeting of Stockholders of PixTech, Inc. will be held at the offices of Palmer & Dodge LLP, One Beacon Street, in Boston, Massachusetts, at 10 a.m. on Tuesday, January 18, 2000 for the following purposes:

     1. To amend the Restated Certificate of Incorporation of the Company to increase the authorized shares of capital stock of the Company from 61,000,000 shares to 101,000,000 shares.

     2. To approve the issuance of up to 9,320,359 shares of the Company's Common Stock to United Microelectronics Corporation.

     3. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

     Only stockholders of record at the close of business on December 20, 1999 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                            By order of the Board of Directors,


                                            MICHAEL  LYTTON,  Secretary


Dated: January 4, 2000

                                  PIXTECH, INC.

               AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET
                              13790 ROUSSET FRANCE
                         TELEPHONE 011 33 (0)442 29 1000
                              _____________________

                                 PROXY STATEMENT
                              ____________________

     The enclosed proxy is solicited on behalf of the Board of Directors of PixTech, Inc. (the "Company") for use at the 2000 Special Meeting of Stockholders to be held at the offices of Palmer & Dodge LLP, One Beacon Street, in Boston, Massachusetts, at 10 a.m. on Tuesday, January 18, 2000, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is January 7th, 2000.

     The principal business expected to be transacted at the meeting, as more fully described below, will be to increase the number of shares authorized under the Company's Restated Certificate of Incorporation and to approve the issuance of Common Stock to United Microelectronics Corporation ("UMC").

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to amend the Company's Restated Certificate of Incorporation and to authorize the issuance of Common Stock to UMC.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                    VOTING  SECURITIES  AND  VOTES  REQUIRED

     Only stockholders of record at the close of business on December 20, 1999 will be entitled to vote at the meeting. On that date, the Company had 37,237,283 shares of Common Stock, $0.01 par value (the "Common Stock") outstanding, each of which is entitled to one vote. In addition, the Company had 297,269 shares of Series E Preferred Stock, $0.01 par value (the "Series E Stock") outstanding, each of which is generally entitled to the number of votes equal to the number of whole shares of Common Stock which the shares of Series E Preferred Stock are convertible into as of the record date. As of December 20, 1999, the record date for the 2000 Special Meeting, the Series E Stock would have been convertible into 4,478,232 shares of Common Stock. Pursuant to Nasdaq National Market Marketplace Rules, however, votes cast by holders of Series E
Stock will not be counted in determining the approval of the issuance of securities to UMC.

     A majority in interest of the outstanding Common Stock and shares convertible into Common Stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted in determining the shares entitled to vote on a particular matter nor treated as votes cast. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The amendment to the Restated Certificate of Incorporation requires approval from a majority of the Common Stock and shares convertible into Common Stock outstanding. In voting on amending the Restated Certificate of Incorporation, abstentions and broker non-votes will have the effect of votes against approval of the amendment. The issuance of the shares to UMC requires approval from a majority of the total votes cast by holders of the issued and outstanding shares of Common Stock, whether in person or by proxy. In voting on the issuance of shares to UMC, abstentions will have no effect upon approval of the issuance

AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

     Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock, par value $.01 per share, and of 1,000,000 shares of Preferred Stock, par value $.01 per share. On October 27, 1999, the Company's Board of Directors approved, and recommended for adoption by the stockholders at the meeting, a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the stockholders, effect an increase in the number of authorized shares of Common Stock of the Company from 60,000,000 shares to 100,000,000 shares, $.01 par value per share, resulting in the aggregate number of authorized shares of capital stock of the Company to be increased from 61,000,000 shares to 101,000,000 shares.

     As of the close of business on December 20, 1999, 37,237,283 shares of Common Stock were issued and outstanding, leaving 22,762,717 shares of Common Stock authorized but unissued. Of the authorized but unissued shares, the Company has currently reserved 4,851,449 shares under the Company's 1993 Stock Option Plan, 100,000 shares under the Company's 1995 Employee Stock Purchase Plan, 50,000 shares under the Company's 1995 Director Stock Option Plan and 582,500 shares following the exercise of warrants. As of the close of business on December 20, 1999, the Company had outstanding the following convertible securities and equity arrangements:

- SERIES E PREFERRED STOCK. As of the close of business on December 20, 1999, 297,269 shares of Series E Stock were outstanding. The Company has agreed with the holders of the Series E Stock to reserve, out of the authorized but unissued shares, 150% of the number of shares of Common Stock into which the Series E Stock is convertible. The Series E Stock is generally convertible into Common Stock at a rate equal to the lesser of (a) $1.60938, and (b) the average closing price of the Common Stock over the ten trading day period ending on the day immediately preceding the day upon conversion. In addition, if the Company issues shares of Common Stock at a price less than $1.60938 per share, the limit in clause (a) above will be reduced to the price at which the new shares are issued. The Series E Stock was sold to certain purchasers on December 22, 1998 at a price per share of $22.5313. As of December 20, 1999, the Series E Stock would have been convertible into 4,478,232 shares of Common Stock, thus requiring the Company to reserve 6,717,348 shares of the remaining authorized but unissued shares.

     In addition, the holders of Series E Preferred Stock are entitled to receive cumulative dividends. Dividends are calculated on a 6% interest basis per annum on the purchase price paid for the Series E Preferred shares for the numbers of days that the stock price is above $2.253, on an 8% interest basis for the numbers of days that the stock price is between $1.127 and $2.253, and on a 10% interest basis for the numbers of days that the stock price is below $1.127. There is no ceiling regarding the number of shares to be issued upon the conversion of Series E Stock; unless the Company were to issue shares of its Common Stock at less than $1.60938 per share, the minimum number of shares of Common Stock issuable upon conversion of the Series E Stock is 4,478,232 shares.

- $5 MILLION CONVERTIBLE NOTE. The Company issued a $5 million convertible note to Sumitomo Corporation in 1997. This note is convertible into shares of Common Stock at a conversion price equal to 80% of the market price on the conversion date. As of December 20, 1999, $0.9 million of the convertible note had been converted into 650,000 of Common Stock and the remaining $4.0 million would have been convertible into 2,901,188 shares of Common Stock of the Company. There is no floor or ceiling to the number of common shares that could be issued upon the conversion of the Sumitomo convertible loan

- EQUITY LINE AGREEMENT. The Company has reserved 15,909,091 shares of Common Stock to be issued to Kingsbridge Capital Limited pursuant to an equity line agreement. Pursuant to the equity line agreement, the Company may sell, from time to time, up to $15 million worth of Common Stock to Kingsbridge. The price at which the Common Stock will be issued to Kingsbridge will be 88-90% of the consecutive five-day average market price of Common Stock ending on the date the shares are issued, depending on certain factors. The Company must sell a minimum of $5 million, and a maximum of $15 million, worth of Common Stock to Kingsbridge over a two-year period. The rate at which the Company may sell shares of Common Stock to Kingsbridge varies depending on the price and trading volume of the Common Stock. Generally, the greater the volume and market price, the greater the rate at which the Company may sell shares of Common Stock to Kingsbridge.

     In November 1999, the Company drew $1 million cash in exchange for the issuance of 624,809 shares of its common stock. As of December 20, 1999, the remaining $14 million commitment under the Kingsbridge equity line agreement would correspond to the issuance of 9,427,609 shares based on a $1.6875 market price. The Company's ability to raise capital through the Kingsbridge equity line agreement is subject to the satisfaction of certain conditions at the time of each sale of common stock to Kingsbridge, including a minimum common stock price of $1. Consequently, there is a maximum of 15,909,091 additional shares to be issued pursuant to the Kingsbridge equity line agreement and no minimum number of shares issuable to Kingsbridge.

     Therefore, on December 20, 1999, out of the 60,000,000 authorized shares of Common Stock, no shares were available for issuance by the Company. Moreover, 8,348,859 additional shares of authorized common stock would be required in order to satisfy the Company's obligations under the benefits plans and financing agreements described above.

     The Company has received limited waivers from certain investors with respect to the number of shares that it is required to keep reserved under the various arrangements described above, so that the Company is not currently in breach of any of its agreements, by-laws or Restated Certificate of Incorporation.

     The following table set forth certain information regarding the potential dilutive effect of the Company's existing financing arrangements, stock option plans and warrants agreements as of December 20, 1999. The number of shares of Common Stock that the Company would be required to issue pursuant to existing financing arrangements was computed using the closing market price as of December 20, 1999, which was $1.6875, and a stock price of $1 and $4.14, representing a range of conversion prices for the Company's Common Stock based upon the high and low stock prices during the past twelve months as reported by the Nasdaq National Market, plus and minus a 25% margin, respectively. As of December 20, 1999, the Company had 37,237,283 shares of Common Stock outstanding.

                                   NUMBER OF SHARES OF                    NUMBER OF SHARES OF
                                      COMMON STOCK                           COMMON STOCK
                                     ISSUABLE AS OF                         ISSUABLE AS OF
                                    DECEMBER 20,1999                       DECEMBER 20,1999
                                      BASED ON THE     PERCENT    ASSUMING A   PERCENT OF    ASSUMING    PERCENT
                                   MARKET PRICE AS OF     OF     MARKET PRICE    COMMON      A MARKET       OF
                                   DECEMBER 20, 1999    COMMON      OF $1         STOCK      PRICE OF     COMMON
                                                        STOCK                                  $4.14      STOCK
Series E Preferred Stock                    4,478,232       11%     7,167,079          16%    4,478,232       11%
Sumitomo Convertible Loan                   2,901,188        7%     5,063,589          12%    1,223,089        3%
Kingsbridge Equity Line                     9,427,609       20%    15,909,091          30%    3,842,776        9%
1993 Stock Option Plan                      3,892,025        9%     3,892,025           9%    3,892,025        9%
1995 Employee Stock Purchase Plan                  --        *             --           *            --        *
Directors Stock Option Plan                    22,000        *         22,000           *            --        *
Warrants                                      582,500        2%       582,500           2%      582,500        2%
Total additional shares                    21,303,554       36%    32,636,284          47%   14,040,621       27%

*  Less  than  one  percent.


     The Series E Stock and the note held by Sumitomo are convertible into Common Stock at, and the shares to be issued to Kingsbridge pursuant to the equity line agreement are issuable at, a floating rate designed to provide a discount to the then-prevailing market price of the Common Stock. The discount requires the Company to issue a greater number of shares as the market price of the Common Stock falls. As a result, the issuance of the shares will have a dilutive impact on the Company's current stockholders and could have an immediate adverse effect on the market price of the Common Stock. Moreover, the Company's net income or loss per share could be materially decreased in future periods, and the market price of the Common Stock could be further depressed. All of the shares of Common Stock to be issued to the holders of Series E Stock, Sumitomo and Kingsbridge will be available for immediate resale in the public market and these resales, or the prospect of resales, could have an additional adverse effect on the market price of Common Stock, making subsequent issuances under these agreements even more dilutive.


     The Board of Directors of the Company believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its stockholders. The Company is currently negotiating an equity financing to issue 9,320,359 shares of the Company's Common Stock to UMC at a price of $1.61 per share. In order to issue such number of shares, the Company's Restated Certificate of Incorporation must be amended to increase the number of authorized shares of capital stock of the

Company.  Stockholder  approval  of  the  proposed  amendment  to  the Company's
Restated Certificate of Incorporation is a condition to UMC's obligation to purchase the shares. Increasing the number of authorized shares of Common Stock is also necessary for the Company to comply with its obligations to reserve specified quantities of Common Stock under the equity arrangements and benefits plans described above. In addition, the adoption of the proposed amendment would increase the flexibility of the Company to issue Common Stock and would ensure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, including stock splits, issuances under the Company's 1993 Stock Option Plan, 1995 Director Stock Option Plan and 1995 Employee Stock Purchase Plan, acquisitions and other equity financings. The availability of additional shares of Common Stock for issue will afford the Company greater flexibility in taking these corporate actions.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. The newly authorized Common Stock, like the currently authorized Common Stock, may be used by the Company for any proper corporate purpose. Such purposes may include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.

     If approved by the stockholders, the increased authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the Nasdaq National Market, on which the shares of the Company are at the time listed or quoted.

     Although the Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Common Stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock of the Company. In addition, the issuance of additional shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Common Stock were issued in response to a potential takeover.

     If the amendment is approved by the stockholders, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation will be amended to read as follows:

     FOURTH: The Corporation shall be authorized to issue One Hundred One Million (101,000,000) shares of capital stock, which shall be divided into One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     The affirmative vote of holders of a majority of the shares of capital stock outstanding and entitled to vote at the meeting is required to approve this proposal and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company. For purposes of the vote to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, abstentions and broker non-votes are treated as votes against the proposal. If the amendment is not approved by the stockholders, the Company's authorized capital stock will remain at 61,000,000 shares. In addition, if the amendment is not approved by the stockholders, the Company may
(i) not be able to issue more than the minimum number of shares available to it under the equity line agreement with Kingsbridge thus limiting its potential cash reserves, (ii) be deemed to be in default on the note held by Sumitomo and any and all amounts owed to Sumitomo shall become immediately due and payable, and (iii) be deemed to be in breach of its Restated Certificate of Incorporation due to its failure to reserve the required number of shares for conversion of the Series E Stock. All of these consequences could have a materially adverse effect as the Company may be unable to obtain additional financing and may be required to make cash payments to certain investors as a result of the foregoing breaches.

     If approved by the stockholders, the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly following approval by the stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                    ===

                          PROPOSAL TO ISSUE SECURITIES

     As described in the section of this proxy statement entitled "AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK," the Company is currently negotiating an equity financing to issue 9,320,359 shares of the Company's Common Stock to UMC at a price of $1.61 per share. UMC would purchase the shares on the same terms as Unipac purchased shares from the Company in October 1999. In the October 1999 financing, the Company issued approximately 12.4 million shares to Unipac in a private placement at a price of $1.61 per share for a total purchase price of $20,000,000. In connection with the financing, Unipac agreed to certain restrictions regarding the acquisition of additional shares of the Company's stock and entering into voting agreements. The Company also agreed to register the shares for resale with the Securities and Exchange Commission upon request by Unipac at any time after one year from the date of issuance.

     UMC is currently the beneficial owner of 36% of the Company's outstanding Common Stock. After the issuance of these shares, UMC would be deemed to beneficially own approximately 49% of the Company's outstanding Common Stock and approximately 45% of the aggregate shares of Common Stock plus shares convertible into Common Stock. As a result of its level of ownership of the Company's outstanding common stock, UMC may be able to control the outcome of actions submitted for a vote of the stockholders, including actions relating to the election of directors, amendments to the Company's Certificate of Incorporation, mergers, sales of assets and amendments of the Company's option plans. UMC will owe no duty to the other stockholders of the Company with respect to the manner in which it votes the shares that it controls. UMC may have interests in a matter submitted to the stockholders that are different than the interest of other stockholders of the Company. As a result of UMC's ownership of the Company's common stock and its ability to control the outcome of stockholder actions, the interests of other stockholders may not be served.

     The Company's Common Stock is traded on the Nasdaq National Market and Easdaq, and the Company is thus governed by certain Nasdaq and Easdaq rules. Pursuant to these rules, the Company is required to obtain the approval of its stockholders prior to the issuance of securities that (i) will result in a change of control of the Company, or (ii) constitute more than 20% of the number of shares of Common Stock outstanding before the issuance and is made at less than market value. Because the issuance of the shares to UMC may constitute a change of control of the Company as a result of the level of ownership by UMC and may be an issuance of more than 20% of the outstanding Common Stock at a price less than market value, stockholder approval must be obtained in order to issue this number of shares to UMC. Stockholder approval of the proposed issuance is a condition to UMC's obligation to purchase the shares. The Board of Directors believes that the issuance to UMC will benefit the Company in numerous ways, including (i) the acceleration of production programs in Taiwan, as UMC is the parent company of Unipac, the Company's only contract manufacturer, and (ii) the Company's obtaining additional cash for future projects. The shares to be sold to UMC will not be registered under the Securities Act and may not be offered or sold in the United States without registering the shares or utilizing an applicable exemption from registration.

     The affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock cast on this proposal is required to approve this proposal and issue the shares to UMC.


THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  THE  PROPOSAL.
                                                ===




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, the Company's Compensation Committee consisted of Messrs. Schmidt and Hawkins. None of the members of the Compensation Committee has been an officer or employee of the Company.

     Mr. Noblanc, who was a member of the Company's Board of Directors and its Audit Committee until March 1999, is an officer of CEA Industrie, S.A., which is controlled by the Commissariat l'Energie Atomique ("CEA"), the French atomic agency. In September 1992, the Company licensed its fundamental technology from the Laboratoire d'Electronique, de Technologie et d'Instrumentation ("LETI"), a research laboratory of the CEA, pursuant to an exclusive, worldwide, royalty-bearing license agreement with CEA (the "LETI License Agreement"), which has a term of twenty years. The LETI License Agreement was amended in July
1993, March 1994 and October 1997. Beginning in 1996, the Company became obligated under the LETI License Agreement to make royalty payments to the LETI based on the sales of products incorporating licensed technology. In addition to such royalty payments, the Company must pass through to CEA a percentage of any lump sum sublicense fees earned after 1993 and royalties on sales of licensed products by the Company's sublicenses. Pursuant to an amendment to the LETI License Agreement signed in 1997 (the "1997 CEA Amendment"), the royalty rates and minimum payments from the Company to CEA were increased for a period of three years. An amount of $308,000 was accrued in 1998 in that respect.

     The Company also entered into a research and development agreement with CEA ("the "LETI Research Agreement") in 1992, under which the Company funds research at the LETI. Pursuant to the LETI Research Agreement, the Company expensed $36,000 in 1992, $1,335,000 in 1993, $1,506,000 in 1994, $1,339,000 in 1995,
$644,000  in 1996, and $637,000 in 1997.  In 1998, the Company recorded $848,000 as  expenses  pursuant  to  the  LETI  Research  Agreement.

                              SHARE  OWNERSHIP

     The following tables set forth certain information regarding the ownership of the Company's Common Stock and Series E Preferred Stock as of December 20, 1999 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and Series E Preferred Stock, (ii) the executive officers of the Company, (iii) the directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

COMMON  STOCK

                                          SHARES OF COMMON STOCK
                                           BENEFICIALLY OWNED (1)
                                       -----------------------------
BENEFICIAL OWNER                         SHARES          PERCENT OF
                                                            CLASS
-------------------------------------  ----------        -----------
United Microelectronics Corporation    13,538,257   (2)        36.3%
2F, NO. 76 SEC 2, Tunhwa S. RD.,
Taipei, Taiwan, R.O.C.

Unipac Optoelectronics Corporation     12,427,146   (3)        33.4%
No 5 Hsin Road VI
Science Based Industrial Park
Hsin Chu City Taiwan R.O.C.

Micron Technology, Inc.                 7,443,562   (4)        19.8%
8000 South Federal Way
Boise, Idaho 83716-9632

Sumitomo Corporation                    2,901,188   (5)         7.2%
1-2-2 Hitosubashi, Chiyoda-Ku
Tokyo, 100 Japan

Jean-Luc Grand-Cl ment                    725,464   (6)         1.9%

Dieter Mezger                             525,000   (7)         1.4%

Francis G. Courreges                       29,000   (8)           *

Michel Garcia                             135,116   (9)           *

Tom M. Holzel                                   0                 *

John A. Hawkins                            16,000  (10)           *

William C. Schmidt                          4,000  (11)           *

Ronald J. Ritchie                           2,000  (12)           *

All directors and executive officers    1,559,787  (13)         4.0%
as a group (11 persons)

*  Less  than  one  percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after December 20, 1999.
(2) Includes the 12,427,146 shares held by Unipac. UMC is the owner of 40.7% of the outstanding shares of Unipac and three members of the UMC board of directors serve as members of the Unipac board of directors.
(3) Consists of 12,427,146 shares of Common Stock issued to Unipac in a private placement closed on October 15, 1999.
(4) Consists of 7,133,562 shares of Common Stock and a warrant to purchase 310,000 shares of Common Stock exercisable until May 19, 2001. The Common Stock and the warrant were issued to Micron Technology, Inc. in a private placement May 19, 1999 in consideration for substantially all of the assets of Micron's Field Emission Display Division and $4.4 million in cash.
(5) Consists of 2,901,188 shares of Common Stock subject to the conversion of a $5 million convertible note issued in 1997, of which approximately $4.0 million is outstanding as of December 20, 1999. This note is convertible into shares of our common stock at a conversion price equal to 80% of the market price on the conversion date, the market price being determined as the average closing market price over the twenty consecutive trading days immediately prior to the notice of conversion.
(6) Includes 53,605 shares held by Mr. Grand-Clement's wife and 600,753 shares of Common Stock subject to options exercisable as of December 20, 1999 or within 60 days thereafter, of which 6,792 shares are subject to options held by Mr. Grand-Clement's wife.
(7) Consists of 525,000 shares of Common Stock subject to options exercisable as of December 20, 1999 or within 60 days thereafter.
(8) Includes 25,000 shares of Common Stock subject to options exercisable as of December 20, 1999 or within 60 days thereafter.
(9) Includes 127,355 shares of Common Stock subject to options exercisable as of December 20, 1999 or within 60 days thereafter.
(10) Includes 6,000 shares of Common Stock subject to an option exercisable as of December 20, 1999 or within 60 days thereafter.
(11) Consists of 4,000 shares of Common Stock subject to an option exercisable as of December 20, 1999 or within 60 days thereafter. Mr. Schmidt, a director of the Company, is a Vice President of Eventech Limited and of Advent International Corporation. Mr. Schmidt disclaims beneficial ownership of all 675,945 shares held by the funds affiliated with Advent International Corporation, except for 80 Shares which he beneficially owns as a partner in Advent International Investors Limited Partnership and 192 Shares which he beneficially owns as a partner in Advent International Investors II L.P.
(12) Consists of 2,000 shares of Common Stock subject to an option exercisable as of December 20, 1999 or within 60 days thereafter.
(13) Excludes shares, as to which beneficial ownership is disclaimed, described in footnote (10). Includes 1,396,608 shares of Common Stock subject to options exercisable as of December 20, 1999 or within 60 days thereafter.

SERIES  E  PREFERRED  STOCK

                                SHARES OF SERIES E PREFERRED STOCK
                                        BENEFICIALLY OWNED
                                  -------------------------------
BENEFICIAL OWNER                  SHARES        PERCENT OF CLASS
                                  -------       -----------------
The Kaufmann Fund, Inc.           266,297  (1)              89.6%
140 East 45th Street
43rd floor
New York, NY 10017

Citadel Investment Group, L.L.C.   18,766  (2)               6.3%
225 West Washington Street
Chicago, Illinois 60606

(1) As of December 20, 1999, these shares of Series E Preferred Stock would have been convertible into 4,011,652 shares of Common Stock. In addition, the Kaufmann Fund, Inc. holds 1,678,169 shares of Common Stock of the Company. As of December 20, 1999, the Kaufmann Fund, Inc. holds 5,689,821 shares of Common Stock on a as-converted basis.


(2) As of December 20, 1999, these shares of Series E Preferred Stock would have been convertible into 282,702 shares of Common Stock. In addition, Citadel Investment Group, L.L.C. holds 336,702 shares of Common Stock of the Company (Information as of January 4, 1999). As of December 20, 1999, Citadel Investment Group, L.L.C. holds 619,404 shares of Common Stock on a as-converted basis.


                                  OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                              STOCKHOLDER PROPOSALS

     The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intended to present a proposal at the 2000 Annual Meeting of stockholders and desired that it be considered for inclusion in the Company's proxy statement and form of proxy, it must have been received by the Company at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France; Attention: Marie Boem, Interim Chief Financial Officer, no later than December 30, 1999.

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

                                  PIXTECH, INC.

PROXY  FOR  THE  SPECIAL  MEETING  OF  STOCKHOLDERS  JANUARY  18,  2000

The undersigned stockholder of PixTech, Inc. (the "Company") hereby appoints Jean-Luc Grand-Clement, Dieter Mezger, Michael Lytton and Marc A. Rubenstein, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Special Meeting of Stockholders to be held on January 18, 2000, and at any adjournment thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE  MARK  VOTES
[X]  AS  IN  THIS  EXAMPLE


PIXTECH,  INC.
--------------

1. Proposal put forth by the Board of Directors of the Company to amend the Company's Restated Certificate of Incorporation to increase number of authorized shares of the Company's Capital Stock from 61,000,000 to 101,000,000 shares.

                           For     Against     Abstain
                               [_]     [_]     [_]


2. Proposal put forth by the Board of Directors of the Company to issue up to 9,320,359 shares of the Company's Common Stock to United Microelectronics Corporation.

                           For     Against     Abstain
                               [_]     [_]     [_]


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

Signature                              Date
          --------------------------         -----------------



Signature                              Date
          --------------------------         -----------------
(IF  HELD  JOINTLY)

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sig